                       SECURITIES AND EXCHANGE COMMISSION
                            SCHEDULE 14A INFORMATION
                ------------------------------------------------
                     INFORMATION REQUIRED IN PROXY STATEMENT
                ------------------------------------------------
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  [x]
Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[ ] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[x] Soliciting Material Pursuant to Rule 14a-12


                               FACTUAL DATA CORP.
                ------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                       N/A
                   ------------------------------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT,
                          IF OTHER THAN THE REGISTRANT)


Payment of Filing Fee (check the appropriate box):

[x]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

(1)      Title of each class of securities to which transaction applies:


         -----------------------------------------------------------------------

(2)      Aggregate number of securities to which transaction applies:


         -----------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


         -----------------------------------------------------------------------

(4)      Proposed maximum aggregate value of transaction: $
                                                           ------------

(5)      Total fee paid herewith: $
                                   ---------

[ ]      Fee paid previously with preliminary materials:  N/A

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.



(1)      Amount previously paid: $
                                  ----------

(2)      Form, Schedule or Registration Statement No.:
                                                      ---------------

(3)      Filing Party:
                      ----------------------------------------------------------

(4)      Date Filed:
                    ------------------------------------------------------------



                                                              FACTUAL DATA CORP.
                                                     COMMISSION FILE NO. 0-24205
                                                                    May 20, 2002

/C O R R E C T I O N -- FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.; FACTUAL DATA CORP./ May 16, 2002 8:39:00 PM ET

In the news release, Fidelity National Information Solutions FNIS To Acquire Factual Data Corp. FDCC, issued earlier today by Fidelity National Information Solutions, Inc. and Factual Data Corp. over PR Newswire, we are advised by the company that the third paragraph, should read

"Under the terms of the LOI, FDCC will become a wholly-owned subsidiary of FNIS and the stockholders of FDCC will receive the equivalent of $13.75 per FDCC common share. Each share of FDCC common stock will be exchanged for a maximum of $10.3125 in FNIS common stock and a minimum of $3.4375 in cash. At its option, FNIS can elect to increase the cash consideration to up $6.875 per FDCC common share or pay all cash. The FNIS common stock will be valued using the average closing price of FNIS common stock over the ten trading day period ending two days prior to the closing date. The parties expect to sign a Definitive Agreement during the month of June."

rather than

"Under the terms of the LOI, FDCC will become a wholly-owned subsidiary of FNIS and the stockholders of FDCC will receive the equivalent of $13.75 per FDCC common share. At FNIS' option, the merger consideration can be paid all in cash or up to fifty percent in cash and the remainder in FNIS common stock valued at the average closing price of FNIS common stock over the ten trading day period ending two days prior to the closing date. The parties expect to sign a Definitive Agreement during the month of June."

as originally issued inadvertently.